UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated May 17, 2005

of

RIDDELL BELL HOLDINGS, INC.

A Delaware Corporation

IRS Employer Identification No. 20-1636283

SEC File Number 333-123927

6225 N. State Highway 161, Suite 330

Irving, TX 75038

(469) 417-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 17, 2005 Riddell Bell Holdings, Inc., or Riddell Bell, issued a press release reporting its financial results for the quarter ended April 2, 2005. A copy of the press release is attached as Exhibit 99.1.

In the press release, Riddell Bell uses certain financial measures which are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to operating income, as a measure of operating results, or cash flows, as a measure of liquidity. Riddell Bell has included as a part of the press release a reconciliation of the non-GAAP financial measures to net income, the most directly comparable GAAP financial measure.

The information in this Report and the Exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of Riddell Bell under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of Riddell Bell Holdings, Inc. issued May 17, 2005 (furnished for purposes of Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Riddell Bell Holdings, Inc.

By:	/s/ Jeffrey L. Gregg

Jeffrey L. Gregg
Executive Vice President and Chief Financial Officer

Dated: May 17, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Riddell Bell Holdings, Inc. issued May 17, 2005.